                                                                      Exhibit 12

                           NORTEL NETWORKS CORPORATION
  COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES
                           (MILLIONS OF U.S. DOLLARS)

                                                                                    YEAR ENDED DECEMBER 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                  2000          1999         1998         1997*         1996*
-------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations
  before income taxes as reported in the
  consolidated statements of operations                          (1,818.0)       319.0       (105.0)     1,076.0         765.0

Add (deduct)
  Interest expense          - long-term debt                         86.0         93.0        107.0        119.0         108.0
                            - other                                  83.0         71.0        115.0         38.0          53.0

  Interest expense of finance subsidiaries                              -            -            -          1.9           3.5

  Unconsolidated Subs                                                   -            -            -          2.7           2.9
  1/3 of rental expense on operating leases
     deemed to be interest expense                                  228.0        185.0        143.0         87.9          79.3
  Amortized premiums, discounts and
     capitalized expenses related to indebtedness                     1.0          1.0          1.0          1.1           1.5

  Minority Interest                                                  86.0         26.0         17.0         43.0          23.0

  Undistributed earnings of less than
     50% owned associated companies                                  37.3        (38.3)        74.6         54.0          64.0
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) as adjusted                                        (1,296.7)       656.7        352.6      1,423.6       1,100.2
===============================================================================================================================

Fixed charges:
  Interest expense          - long-term debt                         86.0         93.0        107.0        119.0         108.0
                            - other                                  83.0         71.0        115.0         38.0          53.0
  Interest expense of
     finance subsidiaries                                               -            -            -          1.9           3.5
  Unconsolidated Subs                                                   -            -            -          2.7           2.9
  1/3 of rental expense on operating leases
     deemed to be interest expense                                  228.0        185.0        143.0         87.9          79.3

  Amortized premiums, discounts and
     capitalized expenses related to indebtedness                     1.0          1.0          1.0          1.1           1.5
-------------------------------------------------------------------------------------------------------------------------------
                                                                    398.0        350.0        366.0        250.6         248.2
===============================================================================================================================
Ratio of earnings from continuing operations
  to fixed charges                                                     **          1.9           **          5.7           4.4
===============================================================================================================================

* The computations for the years ended December 31, 1997, and 1996 have not been restated to reflect discontinued operations.

** The earnings of Nortel Networks Corporation were inadequate to cover fixed charges for the years ended December 31, 2000 and 1998 by $1,694.7, and $13.4, respectively.